SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                     November __, 2003 (November 13, 2003)

                               OMNICOM GROUP INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    New York
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                 (State or Other Jurisdiction of Incorporation)

         1-10551                                        13-1514814
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(Commission File Number)                    (I.R.S. Employer Identification No.)

                  437 Madison Avenue, New York, New York 10022
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               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 415-3600
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              (Registrant's Telephone Number, Including Area Code)


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Item 5. Other Events.

      As of November 13, 2003, Omnicom Group Inc.'s subsidiaries, Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance PLC, entered into a credit agreement to renew Omnicom Group Inc.'s 364-day revolving credit facility. The facility was renewed under the same terms and with substantially the same group of lenders as the prior facility, however, the amount of the facility has been increased from $1.0 billion to $1.2 billion. The revolving credit facility is guaranteed by Omnicom Group Inc. A copy of the new credit agreement is filed with this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      The following exhibit is filed herewith:

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits.

      10.1 364-Day Credit Agreement, dated as of November 13, 2003, among Omnicom Finance Inc., a Delaware corporation, Omnicom Capital Inc., a Connecticut corporation and Omnicom Finance PLC, a corporation organized under the laws of England and Wales, as borrowers, Citigroup Global Markets Inc., as lead arranger and book manager, JPMorgan Chase Bank, HSBC Bank USA and Wachovia Bank, National Association, as co-syndication agents and Citibank, N.A., as agent for the lenders.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               OMNICOM GROUP INC.

                               By: /s/ Philip J. Angelastro
                                   ---------------------------------------------
                                   Philip J. Angelastro
                                   Senior Vice President, Finance and Controller

Date:  December 2, 2003


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                                  EXHIBIT INDEX

Exhibit
 Number     Description of Documents
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  10.1      364-Day Credit Agreement, dated as of November 13, 2003, among
            Omnicom Finance Inc., a Delaware corporation, Omnicom Capital Inc., a Connecticut corporation and Omnicom Finance PLC, a corporation organized under the laws of England and Wales, as borrowers, Citigroup Global Markets Inc., as lead arranger and book manager, JPMorgan Chase Bank, HSBC Bank USA and Wachovia Bank, National
            Association, as co-syndication agents and Citibank, N.A., as agent for the lenders.